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                                                                  Exhibit (a)(4)

                   PRUDENTIAL STRUCTURED MATURITY FUND, INC.

                             ARTICLES OF AMENDMENT

     Prudential Structured Maturity Fund, Inc., a Maryland corporation having its principal office in Newark, New Jersey (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The First Article of the Corporation's Articles of Restatement is hereby amended in its entirety to read as follows:

          The name of the corporation (hereinafter called the "Corporation") is Prudential Short-Term Corporate Bond Fund, Inc.

     SECOND: Pursuant to Sections 2-605 and 2-607 of the Maryland General Corporation Law, the foregoing amendment to the Articles of Restatement as hereinabove set forth was approved by a majority of the Corporation's entire board of directors.

     IN WITNESS WHEREOF, Prudential Structured Maturity Fund, Inc., has caused these presents to be signed in its name on its behalf by its President and attested by its Assistant Secretary on April 27, 2000.

                             PRUDENTIAL STRUCTURED MATURITY FUND, INC.

                                     By: /s/ John R. Strangfeld, Jr.
                                        ------------------------------------
                                     Name:   John R. Strangfeld, Jr.
                                     Title:  President


Attest: /s/ David F. Connor
       ------------------------------------
            David F. Connor
            Assistant Secretary


     THE UNDERSIGNED, President of Prudential Structured Maturity Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

                              By: /s/ John R. Strangfeld, Jr.
                                 ------------------------------------
                              Name:   John R. Strangfeld, Jr.
                              Title:  President